Exhibit 10.5

STOCKHOLDERS AGREEMENT

DATED AS OF [●], 2018

AMONG

VISTA PROPPANTS AND LOGISTICS INC.

AND

THE OTHER PARTIES HERETO

(i)

STOCKHOLDERS AGREEMENT

This Stockholders Agreement is entered into as of [●], 2018, by and among Vista Proppants and Logistics Inc. (the “Company”), and each of the other parties from time to time party hereto (collectively, the “Stockholders”).

RECITALS:

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock (as defined below); and

WHEREAS, in connection with the IPO, the Company and the Stockholders wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1    Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or Texas holiday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company (as further amended or restated from time-to-time).

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the IPO.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its Subsidiaries or their designated representatives to a Stockholder or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i)    that is or has become publicly available other than as a result of a disclosure by a Stockholder or its designated representatives in violation of this Agreement;

(ii)    that was already known to a Stockholder or its designated representatives or was in the possession of a Stockholder or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii)    that is received by a Stockholder or its designated representatives from a source other than the Company or its designated representatives, provided that the source of such information was not actually known by such Stockholder or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company;

(iv)    that was independently developed or acquired by a Stockholder or its designated representatives or on its or their behalf without the violation of the terms of this Agreement; or

(v)    that a Stockholder or its designated representatives is required, in the good faith determination of legal counsel to such Stockholder or designated representative, to disclose by applicable law, regulation or legal process, provided that such Stockholder or designated representative: (a) promptly notify the Company in writing thereof prior to such disclosure; and (b) takes reasonable steps to minimize the extent of any such required disclosure.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designator Committee” means a committee comprised of three members, of which two shall be Persons selected by the Founder Group and one shall be a Person selected by the First Reserve Group; provided, however, that once an Investor Group no longer Beneficially Owns at least 10% of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors, then: (i) such Investor Group will no longer be entitled to select any members to the Designator Committee; (ii) any members selected by such Investor Group shall automatically be deemed to have resigned from the Designator Committee; and (iii) the number of members of the Designator Committee shall be reduced accordingly. Every act or decision done or made by a majority of the total number of members of the Designator Committee shall be regarded as the act of the Designator Committee. Any action hereunder approved by the Designator Committee may be taken by any single member thereof on behalf of the Designator Committee.

“Director” means any director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“First Reserve Group” means the Stockholders listed on the signature pages hereto under the heading “First Reserve Group” and their respective successors and permitted assigns.

“Founder Group” means the Stockholders listed on the signature pages hereto under the heading “Founder Group” and their respective successors and permitted assigns.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Investor Group” shall mean the Founder Group or the First Reserve Group, as applicable.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LLC Units” means the Class A units of limited liability company interest in Vista OpCo, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority.

“Pre-IPO Owners” means (x) the Stockholders and (y) any other holders of outstanding shares of Class A Common Stock, Class B Common Stock, and/or LLC Units (other than the Company) immediately prior to the closing of the IPO and, in each case, any Affiliate of any such holder that shall become a holder of such Class A Common Stock, Class B Common Stock and/or such LLC Units.

“Stockholder Designee” has the meaning set forth in Section 2.1(c).

“Stockholder Entities” means the Stockholders and their Affiliates and their respective successors.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“VCOC Investor” has the meaning set forth in Section 3.3.

“Vista OpCo” means Vista Proppants and Logistics, LLC, a Delaware limited liability company.

1.2    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II

CORPORATE GOVERNANCE MATTERS

2.1    Election of Directors.

(a)    As of the Closing Date, the Board shall be comprised of five Directors, of whom (i) two (2) shall be designees of the Founder Group, (ii) two (2) shall be designees of the First Reserve Group and one (1) shall be a designee of the Designator Committee, in each case in accordance with Section 2.1(f). The two initial designees of the Founder Group shall be Gary B. Humphreys and Martin W. Robertson. The two initial designees of the First Reserve Group shall be Edward T. Bialas and Neil A. Wizel. The initial designee of the Designator Committee shall be [●]. The Certificate of Incorporation provides for a classified Board, and the initial designees to the Board shall be divided into the following classes of such staggered Board: (i) Gary B. Humphreys and Martin W. Robertson shall initially be Class III directors (with an initial term as provided in the Certificate of Incorporation); (ii) Edward T. Bialas and Neil A. Wizel shall initially be Class II directors (with an initial term as provided in the Certificate of Incorporation); and (iii) [●] shall initially be the Class I director (with an initial term as provided in the Certificate of Incorporation).

(b)    Following the Closing Date, the Designator Committee shall have the right to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals such that, following the election of any Directors and taking into account any Director continuing to serve as such without the need for re-election, the number of Stockholder Designees (as defined below) serving as Directors of the Company will be equal to:

(i)    if the Pre-IPO Owners collectively Beneficially Own 50% or more of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors as of the record date for such meeting, the Total Number of Directors;

(ii)    if the Pre-IPO Owners collectively Beneficially Own at least 40% (but less than 50%) of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 40% of the Total Number of Directors;

(iii)    if the Pre-IPO Owners collectively Beneficially Own at least 30% (but less than 40%) of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 30% of the Total Number of Directors;

(iv)    if the Pre-IPO Owners collectively Beneficially Own at least 20% (but less than 30%) of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 20% of the Total Number of Directors;

(v)    if the Pre-IPO Owners collectively Beneficially Own at least 10% (but less than 20%) of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 10% of the Total Number of Directors; and

(vi)    if the Pre-IPO Owners collectively Beneficially Own less than 10% of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors as of the record date for such meeting, then the Designator Committee shall not have the right to designate any individuals for election as Directors.

(c)    If at any time the Designator Committee has designated fewer than the total number of individuals that the Designator Committee is then entitled to designate pursuant to Section 2.1(b), the Designator Committee shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (x) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (y) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the Designator Committee shall actually designate pursuant to this Section 2.1 and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “Stockholder Designee.”

(d)    In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any Stockholder Designee, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to cause such vacancy to be filled, as soon as possible, by a new designee of the Designator Committee, and the Company shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same.

(e)    The Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any Stockholder Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the

Company shall use its best efforts to cause such Stockholder Designee (or a new designee of the Designator Committee) to be elected to the Board, as soon as possible, and the Company shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors.

(f)    Notwithstanding anything otherwise to the contrary herein, the determination of the individuals to be designated by the Designator Committee pursuant to Section 2.1 shall be made in accordance with this Section 2.1(f).

(i)    For so long as the Designator Committee shall have the right to designate a number of individuals equal to the Total Number of Directors pursuant to Section 2.1(b) above, (x) the Founder Group shall have the right, but not the obligation, to cause the Designator Committee to, and the Designator Committee shall, designate two (2) directors selected by the Founder Group in the Founder Group’s sole discretion; (y) the First Reserve Group shall have the right, but not the obligation, to cause the Designator Committee to, and the Designator Committee shall, designate two (2) directors selected by the First Reserve Group in the First Reserve Group’s sole discretion; and (z) each other designee will be designated by the Designator Committee; provided, however, that (A) each Investor Group shall only have the right to designate one (1) director if such Investor Group Beneficially Owns less than 15% of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors, and at such time, the applicable Investor Group shall cause one of such Investor Group’s designees to resign from the Board (unless such resignation is rejected by all of the remaining members of the Board); and (B) each Investor Group shall not have the right to designate any directors if such Investor Group Beneficially Owns less than 5% of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors, and at such time, the applicable Investor Group shall cause all of such Investor Group’s designees to resign from the Board (unless such resignations are rejected by all of the remaining members of the Board).

(ii)    At any time during which the Designator Committee shall have the right to designate a number of directors that is greater than 10% of the Total Number of Directors but fewer than the Total Number of Directors, the Founder Group, on the one hand, and the First Reserve Group, on the other, shall have the right, but not the obligation, to designate a portion of the total number of directors that the Designator Committee is then entitled to designate ratably in accordance with the respective percentage ownership of the total voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors held collectively by the Stockholders.

(iii)    Notwithstanding anything otherwise to the contrary herein, including Section 2.1(f)(i)-(ii), each of the Founder Group and the First Reserve Group shall have the right, but not the obligation, to designate one director as long as such Investor Group Beneficially Owns at least 5% of the voting power of all shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors.

(g)    Except with respect to Directors which the Founder Group or the First Reserve Group are exclusively entitled to designate pursuant to Section 2.1(f), the Designator Committee may, acting by majority vote, elect to remove a Director designated by the Designator Committee at any time with or without cause. With respect to Directors which the Founder Group or the First Reserve Group are exclusively entitled to designate pursuant to Section 2.1(f), the Investor Group that has a right to designate such Director may elect to remove such Director at any time with or without cause and the Designator Committee shall take such action as is necessary to remove such Director as a designee. In the event a removal election is made in accordance with this Section 2.1(g), the Stockholders agree to vote, in accordance with Section 2.4, to remove such Director at the next opportunity available under Certificate of Incorporation or Bylaws to the extent consistent with applicable Law and the regulations of any applicable securities exchange.

(h)    In addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law or the Certificate of Incorporation or Bylaws of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect, any action by the Board to increase the Total Number of Directors to more than seven (other than any increase in the Total Number of Directors in connection with the election of one or more directors elected exclusively by the holders of one or more classes or series of the Company’s preferred stock) or to decrease the Total Number of Directors shall require the prior written consent of each Investor Group, delivered in accordance with Section 5.16 of this Agreement.

2.2    Compensation. Except to the extent the Designator Committee, on behalf of the applicable Investor Group, may otherwise notify the Company, any Stockholder Designee that is a non-employee Director shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of a Stockholder Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of a Stockholder Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Stockholder Designee) shall be paid to a Stockholder or an Affiliate thereof specified by such Stockholder Designee rather than to such Stockholder Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no Stockholder Designee that is a non-employee Director shall be subject to such policy, except with the consent of the applicable Investor Group, delivered in accordance with Section 5.16 of this Agreement.

2.3    Other Rights of Stockholder Designees. Except as provided in Section 2.2, each Stockholder Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Stockholder Designees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Stockholder Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Certificate of Incorporation and Bylaws of the Company, applicable law or otherwise.

2.4    Agreement to Vote. Each Stockholder agrees to vote, and to cause each of its applicable Stockholder Entities to vote, in person or by proxy, or to act by written consent (if applicable) with respect to, all shares of Class A Common Stock and Class B Common Stock or other equity securities of the Company having the right to vote for the election of Directors beneficially owned by it to cause the election of the designees of the Designator Committee and to take all other steps within such Person’s power to ensure that the composition of the Board is as set forth in Section 2.1. Upon a Stockholder’s Transfer of any Class A Common Stock or Class B Common Stock or other equity securities of the Company having the right to vote for the election of Directors to another Stockholder Entity, the Stockholder shall be required, as a condition to such Transfer, to cause the applicable Stockholder Entity to execute a joinder to this Agreement (in form reasonably acceptable to the Stockholders in the other Investor Group and the Company) to agree to be bound by the provisions of this Section 2.4 with regards to voting of the Transferred equity securities.

ARTICLE III

INFORMATION; VCOC

3.1    Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, permit the Stockholder Entities and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholder Entities without the loss of any such privilege.

3.2    Certain Reports. The Company shall deliver or cause to be delivered to the Stockholder Entities, at their request:

(a)    to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(b)    to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Stockholder Entities; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholder Entities without the loss of any such privilege.

3.3    VCOC. With respect to the First Reserve Group and, at the request of the First Reserve Group, each Affiliate thereof that directly or indirectly has an investment in the Company that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (each, a “VCOC Investor”), the Company shall, and shall cause Vista OpCo to, execute a side letter with each VCOC Investor in the form attached hereto as Annex A and each VCOC Investor shall have the supplemental rights and obligations provided in such side letter.

3.4    Confidentiality. Each Stockholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose or use any Confidential Information and by receiving such Confidential Information, each designated representative shall be deemed to have agreed to do so; provided, however, that such Stockholder and its designated representatives may disclose Confidential Information to the other Stockholders, to the Stockholder Designees and to (a) its attorneys, accountants, consultants, insurers and other advisors in connection with such Stockholder’s investment in the Company, in each case, who have agreed to the restrictions set forth in this Section 3.4, (b) any prospective purchaser of Class A Common Stock, Class B Common Stock, and/or LLC Units, as long as such Person has agreed to the restrictions set forth in this Section 3.4, (c) any of such Stockholder’s or its respective Affiliates’ partners, members, stockholders, directors, officers, employees or agents in the ordinary course of business, in each case, as long as they have agreed to the restrictions set forth in this Section 3.4 (the Persons referenced in clauses (a), (b) and (c), a Stockholder’s “designated representatives”) or (d) as the Company may otherwise agree in writing; provided, further, however, that each Stockholder agrees to be responsible for any breaches of this Section 3.4 by such Stockholder’s designated representatives.

3.5    Information Sharing. Each party hereto acknowledges and agrees that Stockholder Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Stockholder and its designated representatives (subject to such Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

ARTICLE IV

ADDITIONAL COVENANTS

4.1    Pledges. Subject to compliance with any insider trading policies of the Company then in effect, at the request of any Stockholder on behalf of any of its Stockholder Entities that wishes to pledge, hypothecate or grant security interests in any or all of the Class A Common Stock, Class B Common Stock, and/or LLC Units held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with such Stockholder and each such Stockholder Entity in taking any action reasonably necessary to consummate any such pledge, hypothecation or grant, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such Class A Common Stock, Class B Common Stock and/or LLC Units subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

4.2    Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders agreement with the Stockholders that provides the Stockholder Entities with rights vis-á -vis such NewCo that are substantially identical to those set forth in this Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1    Termination. Except for Section 3.3, this Agreement shall terminate with respect to a Stockholder at such time as both Investor Groups are no longer entitled to designate any Directors pursuant to Section 2.1.

5.2    Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally, sent by facsimile (receipt confirmed), and one (1) Business Day after deposit with a reputable overnight courier service.

The Company’s address is:

Vista Proppants and Logistics Inc.

4413 Carey Street

Fort Worth, Texas 76119

Attention: Chief Financial Officer

Fax: [●]

The Founder Group’s address is:

c/o Vista Proppants and Logistics Inc.

4413 Carey Street

Fort Worth, Texas 76119

Attention: Gary B. Humphreys; Martin W. Robertson

Fax: [●]

The First Reserve Group’s address is:

c/o First Reserve Corporation

One Lafayette Place

Greenwich, CT 06830

Attention: General Counsel

Fax: [(203) 661-6729]

5.3    Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and each of the Investor Groups then party hereto (with the consent of the Investor Groups being determined in accordance with Section 5.16). Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

5.4    Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things reasonably necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Stockholders or any Stockholder Entity being deprived of the rights contemplated by this Agreement.

5.5    Assignment.

(a)    This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of any other party hereto, a Stockholder may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate, so long as such Affiliate, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to be become a party to and to be bound by this Agreement as a Stockholder hereunder, whereupon such Affiliate shall be deemed a “Stockholder” hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

(b)    In the event that a Stockholder Transfers LLC Units to any Transferee that does not otherwise hold any shares of the Company’s Class B Common Stock, the Company shall issue to such Transferee one share of the Company’s Class B Common Stock in exchange for consideration equal to the par value thereof.

5.6    Third Parties. Except as provided for herein with respect to any Stockholder Entity, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.8    Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Chancery Courts of the State of Delaware or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the Northern District of Texas located in Dallas, Texas, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 5.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.9    Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

5.10    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

5.11    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.12    Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.13    Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

5.14    Effectiveness. This Agreement shall become effective upon the Closing Date.

5.15    No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney representative, family member or heirs of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney, representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

5.16    Grant of Consent. Any vote, consent or approval of an Investor Group hereunder shall be deemed to be given with respect to all members of such Investor Group if such vote, consent or approval is given by members of such Investor Group having record ownership of shares of the Company’s capital stock representing a majority of the voting power of the shares of the Company’s outstanding capital stock entitled to vote generally in the election of directors held by all members of such Investor Group have record ownership.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

VISTA PROPPANTS AND LOGISTICS INC.

By:
Name:
Title:

STOCKHOLDERS:

FOUNDER GROUP:

FUTURE NEW DEAL, LTD

By:
Name:
Title:

M&J PARTNERSHIP, LTD.

By:
Name:
Title:

Gary Humphreys

Marty Robertson

LONESTAR PROSPECTS HOLDING COMPANY, L.L.C.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

FIRST RESERVE GROUP:

FR SAND HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Stockholders Agreement]